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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of SUPERVALU INC. on Form S- 4 of the reports of Deloitte & Touche dated April 6, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of SUPERVALU INC. for the year ended February 27, 1999 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
July 28, 1999